Filed Pursuant to Rule 424(b)(3)
Registration No. 333-158111

GRUBB & ELLIS HEALTHCARE REIT II, INC.

SUPPLEMENT NO. 1 DATED OCTOBER 29, 2009
TO THE PROSPECTUS DATED AUGUST 24, 2009

This document supplements, and should be read in conjunction with, our prospectus dated August 24, 2009 relating to our offering of 330,000,000 shares of our common stock. Unless otherwise defined in this Supplement No. 1, capitalized terms used have the same meanings as set forth in the prospectus. The purpose of this Supplement No. 1 is to disclose:

•	the satisfaction of our minimum offering amount and the status of our public offering;

•	a revised form of our Subscription Agreement;

•	suitability standards and investment limitations for Ohio investors;

•	our process for the admission of stockholders and revised subscription instructions for shares of our common stock;

•	the minimum offering for Ohio investors;

•	the declaration of distributions to our stockholders;

•	revised disclosure to a risk factor regarding our Share Repurchase Plan;

•	clarification of the data provided in the “Investment Objectives, Strategy and Criteria” section;

•	an updated biography of Danny Prosky, our President and Chief Operating Officer and a director; and

•	clarification of the compensation paid to our independent directors.

Satisfaction of our Minimum Offering and Status of our Public Offering

We commenced our initial public offering of shares of our common stock on August 24, 2009. Until subscriptions aggregating at least $2,000,000 were received and accepted by us, all subscription proceeds were placed in escrow. The conditions of our minimum offering amount were satisfied on October 15, 2009, and we admitted our initial subscribers as stockholders (provided, that residents of Ohio and Tennessee will not be admitted as stockholders until we have received and accepted subscriptions aggregating at least $20,000,000 and $10,000,000, respectively). As of October 23, 2009, we had received and accepted subscriptions in our offering for 294,335 shares of our common stock, or approximately $2,938,000, excluding shares issued pursuant to our distribution reinvestment plan. As of October 23, 2009, 299,705,665 shares remained available for sale to the public pursuant to our offering, excluding shares available pursuant to our distribution reinvestment plan. We will sell shares of our common stock in our offering until the earlier of August 24, 2011, unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or the date on which the maximum amount has been sold.

Our Subscription Agreement has been revised to provide that the payment of funds for the subscription of shares of our common stock should be made payable directly to us, instead of the escrow agent (provided, that subscription funds from residents of Ohio and Tennessee should be made payable to the escrow agent until we have received and accepted subscriptions aggregating at least $20,000,000 and $10,000,000, respectively). A revised form of our Subscription Agreement is attached as Exhibit B to this Supplement and supersedes and replaces the Subscription Agreement included as Exhibit B to our prospectus.

Suitability Standards and Investment Limitations for Ohio Investors

The following information should be read in conjunction with the disclosure contained in the “Suitability Standards” section beginning on page i of the prospectus:

For Ohio investors, in addition to meeting any suitability requirements described in our prospectus, such investor’s investment in shares of our common stock pursuant to this offering and in affiliated programs cannot exceed 10.0% of that investor’s liquid net worth.

Our Subscription Agreement has been revised to include the investment limitation applicable to Ohio investors. A revised form of our Subscription Agreement is attached as Exhibit B to this Supplement and supersedes and replaces the Subscription Agreement included as Exhibit B to our prospectus.

Admission of Stockholders and Subscription Instructions

The “How to Subscribe” section on page iv of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed Subscription Agreement to your participating broker-dealer.

•	Make your checks payable to “Grubb & Ellis Healthcare REIT II, Inc.,” provided, however, that residents of Ohio and Tennessee should make their checks payable to “CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc.” until we have received and accepted subscriptions aggregating at least $20,000,000 and $10,000,000, respectively (after such time, Ohio and Tennessee investors should make their checks payable to “Grubb & Ellis Healthcare REIT II, Inc.”).

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and “Plan of Distribution — Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

The “Plan of Distribution — Admission of Stockholders” section on page 172 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We intend to admit stockholders periodically as subscriptions for shares of our common stock are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus. If your subscription is accepted, we will send you a confirmation of your purchase after you are admitted as a stockholder.

The first and second paragraphs of the “Plan of Distribution — Subscription Process” section beginning on page 172 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as part of Exhibit B. You should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock, payable to “Grubb & Ellis Healthcare REIT II, Inc.,” provided, however, that residents of Ohio and Tennessee should make their checks payable to “CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc.” until we have received and accepted subscriptions aggregating at least $20,000,000 and $10,000,000, respectively (after such time, Ohio and Tennessee investors should make their checks

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payable to “Grubb & Ellis Healthcare REIT II, Inc.”). You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Rule 15c2-4. The proceeds from your subscription will be held by us in a segregated account, pending our acceptance of your subscription.

Minimum Offering for Ohio Investors

The following information should be read in conjunction with the discussion contained in the “Plan of Distribution — Minimum Offering” section on page 173 of the prospectus:

Subscription proceeds from residents of Ohio will be placed in a separate escrow account until such time as we receive and accept subscriptions aggregating at least $20,000,000. Ohio investors will be instructed to make their checks payable to “CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc.” until we have raised a total of $20,000,000. After we have raised a total of $20,000,000, Ohio investors should make their checks payable to “Grubb & Ellis Healthcare REIT II, Inc.”

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary — Distribution Policy” section on page 17 of the prospectus and the “Description of Capital Stock — Distribution Policy” section beginning on page 153 of the prospectus:

On October 21, 2009, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on the closing date of our first property acquisition and ending on March 31, 2010. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0017808 per share of our common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the December, January, February and March periods would be paid in January, February, March and April 2010, respectively. The distributions will be payable to our stockholders only from funds legally available therefor. Our board of directors intends to declare distributions on a quarterly basis.

Share Repurchase Plan Risk Factor

The “Risk Factors — Investment Risks — You may be unable to sell your shares of our common stock because your ability to have your shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations” section on page 23 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

You may be unable to sell your shares of our common stock because your ability to have your shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Our share repurchase plan includes significant restrictions and limitations. Except in cases of death or qualifying disability, you must hold your shares of our common stock for at least one year. You must present at least 25.0% of your shares of our common stock for repurchase and until you have held your shares of our

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common stock for at least four years, repurchases will be made for less than you paid for your shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year. Funds for the repurchase of shares of our common stock come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days written notice. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of our common stock back to us pursuant to our share repurchase plan and you also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares of our common stock even if you deem it necessary or desirable to do so.

Investment Objectives, Strategy and Criteria

The following information should be read in conjunction with the disclosure contained in the “Investment Objectives, Strategy and Criteria — Real Estate Investments — Medical Office Buildings and Healthcare-Related Facilities” section beginning on page 68 of the prospectus and the “Investment Objectives, Strategy and Criteria — Demographic Investing” section on page 72 of the prospectus:

Despite the trends noted herein, there is no guarantee that the demand for medical office buildings and healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payors, including Medicare and Medicaid, increased government and private payor pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.

Biography of Danny Prosky

The biography of Danny Prosky contained in the third paragraph of the “Management of Our Company — Directors and Executive Officers” section on page 87 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Danny Prosky has served as our President and Chief Operating Officer since January 2009 and as the President and Chief Operating Officer of our advisor since January 2009. In addition, he has served as the Executive Vice President of Grubb & Ellis Equity Advisors, LLC since September 2009. He has also served as Grubb & Ellis Realty Investors, LLC’s Executive Vice President, Healthcare Real Estate since May 2008, having served as its Managing Director — Health Care Properties since March 2006, and is responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc.) from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked with Health Care Property Investors, Inc., a healthcare-focused REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006, and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

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Director Compensation

The “Management of Our Company — Compensation of Directors and Officers — Director Compensation” section on page 90 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Our independent directors will receive the following forms of compensation:

•	Annual Retainer. Our independent directors will receive an aggregate annual retainer of $36,000, which shall be paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman of the audit committee will receive an additional aggregate annual retainer of $5,000, which shall be paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman of the audit committee.

•	Meeting Fees. Our independent directors will receive $1,500 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which shall be paid quarterly in arrears. Chairs of each committee, other than the chairman of the audit committee, also may receive additional compensation. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•	Equity Compensation. In connection with their initial election to the board of directors, each independent director will receive 5,000 shares of restricted common stock pursuant to our 2009 Incentive Plan, and an additional 2,500 shares of restricted common stock pursuant to our 2009 Incentive Plan in connection with his or her subsequent election each year, provided that such person is an independent director as of the date of his or her re-election and has continually served as an independent director during such period. The restricted shares will vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We will reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors. Such reimbursement will be paid quarterly in arrears. Our independent directors will not receive other benefits from us.

Our non-independent directors will not receive any compensation from us for serving as a director.

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EXHIBIT B

GRUBB & ELLIS.
Healthcare REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED AUGUST 24, 2009

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Grubb & Ellis Healthcare REIT II, Inc.," provided, however, that residents of Ohio and Tennessee should make their checks payable to the order of "CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc." until the minimum offering is reached in their respective state. Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is 250 shares ($2,500); provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is 150 shares ($1,500). All additional investments in the Company must be in increments of 10 shares ($100). If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) agree(s) to notify the Company and the broker-dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she/they fail(s) to meet the established minimum income and net worth standards or he/she/they is/are unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRUBB & ELLIS HEALTHCARE REIT II, INC.," PROVIDED, HOWEVER, THAT RESIDENTS OF OHIO AND TENNESSEE SHOULD MAKE THEIR CHECKS PAYABLE TO "COMMERCEWEST BANK, N.A., AGENT FOR GRUBB & ELLIS HEALTHCARE REIT II, INC." UNTIL THE MINIMUM OFFERING IS REACHED IN THEIR RESPECTIVE STATE.

MAIL TO: Grubb & Ellis Healthcare REIT II, Inc.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if either the investor or joint investor is an employee of Grubb & Ellis Company, Grubb & Ellis Equity Advisors, LLC, Grubb & Ellis Securities, Inc., an affiliate or a Board Member of the Company.

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GRUBB & ELLIS. Healthcare REIT II

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED AUGUST 24, 2009

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT II, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT II, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited ammount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by custodian(s) if IRA, Keogh or qualified plan, If applicable.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale).

The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer.

Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of Grubb & Ellis Healthcare REIT II, Inc. (the "Company") are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Grubb & Ellis Company or Grubb & Ellis Realty Investors, LLC programs may be used to purchase shares of common stock of Grubb & Ellis Healthcare REIT II, Inc. (the minimum investment of $2,500 has been waived) if the payee endorses the check and writes:

   "Pay to the order of Grubb & Ellis Healthcare REIT II, Inc.," provided, however, that residents of Ohio and Tennessee should write "Pay to the order of CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc." until the minimum offering is reached in their respective state.

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, **temporary** (not pre-printed) checks or **third party checks**. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 877-888-7348 ext. 52411.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

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GRUBB & ELLIS. Healthcare REIT II

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED AUGUST 24, 2009

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 877-888-7348 ext. 52411

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed) ☐ Reduced Commission Purchase @ $ ______ per share

Please make investment check payable to: "Grubb & Ellis Healthcare REIT II, Inc.," provided, however, that residents of Ohio and Tennessee should make their checks payable to "CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc." until the minimum offering is reached in their respective state.

NUMBER OF SHARES ___,___ x $10.00 = TOTAL INVESTED $ ___,___,___

Minimum initial investment = 250 shares or $2,500
Minimum initial IRA investment = 150 shares or $1,500
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ Individual — One signature required & initial
☐ Joint Tenants with Right of Survivorship — All parties must sign & initial
☐ Tenants in Common — All parties must sign & initial
☐ Community Property — All parties must sign & initial
☐ Pension or Profit Sharing Plan — Trustee or custodian signature required
☐ Trust — Trustee or Grantor signature(s) required — DATE ESTABLISHED ______
 ☐ Currently Revocable
 ☐ Irrevocable
☐ Company or Corporation — Authorized signature required
☐ Uniform Gift to Minors Act or the Uniform Transfers to Minors Act — Custodian signature required
☐ Partnership — Authorized signature required
☐ Other: ______ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ IRA ______ (TYPE) ☐ Qualified Pension or Profit Sharing Plan ☐ Other: ______ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___–___–___

SECTION (3)a
CUSTODIAN TAX ID # ___–___ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE (REQUIRED) ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

SECTION (4)b
STREET ADDRESS (REQUIRED) NO P.O. BOX

CITY STATE ZIP CODE

HOME PHONE (REQUIRED) ___–___–___ BUSINESS PHONE ___–___–___ EXTENSION

E-MAIL ADDRESS

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

SECTION (4)d
REQUIRED
INVESTOR DATE OF BIRTH (MM/DD/YYYY) ___–___–___ JOINT INVESTOR DATE OF BIRTH (MM/DD/YYYY) ___–___–___ INVESTOR TAX ID# ___–___
INVESTOR SSN ___–___–___ JOINT INVESTOR SSN ___–___–___

SECTION (4)e Please indicate Citizenship Status (REQUIRED)
☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien* ☐ Employee, Affiliate or Board Member

*If non-resident alien, investor must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

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☐ Mail to Street Address (4b)

☐ Mail to Alternate Address (4c)

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ **Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ **Checking** (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

(5) DISTRIBUTION OPTIONS

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS **(A)** I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** If I am a (we are) resident(s) of Alabama, this investment and investments in other similar programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of California, Iowa, Kentucky, Michigan or Tennessee, this investment does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Ohio or Oregon, this investment and investments in affiliated programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Kansas or Massachusetts, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division that I (we) should limit my (our) aggregate investment in the Company and other similar investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth which consists of cash, cash equivalents and readily marketable securities.

INITIALS INITIALS **(D)** I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing of funds.

INITIALS INITIALS **(E)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Healthcare REIT II, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(G)** I (we) represent that I am (we are) not (a) person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(H)** I (we) acknowledge that if the investor name or registration used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, the Company may request documents or other evidence as it may reasonably require to correlate the Registration to the Payor on the check.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS.
BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN
(GRUBB & ELLIS HEALTHCARE REIT II, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH OR QUALIFIED PLAN CUSTODIANS)

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX PHONE# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – | FAX# – –

E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliatedwith a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE
(REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

DATE

PAGE 4 OF 4

GRUBB & ELLIS. Healthcare REIT II

WIRING INSTRUCTIONS

Thank you for choosing to invest in Grubb & Ellis Healthcare REIT II, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Grubb & Ellis Healthcare REIT II, Inc.

Prior to wiring funds, please notify:
Our Money Desk via e-mail at **gbe-moneydesk@grubb-ellis.com**
or via fax at 866-924-1894 that funds will be sent via wire.

Please include the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered Representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to receiving the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Wiring Instructions for NON-RESIDENTS of OHIO or TENNESSEE:

Bank:	Bank of America
City:	Providence, RI
Account#:	394003284982
ABA#:	026009593
Account Name:	Grubb & Ellis Healthcare REIT II, Inc.

Wiring Instructions for RESIDENTS of OHIO or TENNESSEE until the minimum offering is reached in their respective state:

Bank:	CommerceWest Bank
City:	Irvine, CA
Account#:	001218403
ABA#:	122243334
Account Name:	Grubb & Ellis Healthcare REIT II, Inc.

If you have any questions, please do not hesitate to contact our Investor Services Department at 877-888-7348, ext. 52411 or option #2.

We look forward to serving your investment needs.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at
877.888.7348 ext. 52411

GRUBB & ELLIS. Healthcare REIT II

OPTIONAL

DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: **Grubb & Ellis Healthcare REIT II, Inc.**
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707

Fax To: 866.405.6935

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN – – OR REGISTERED OWNER'S TAX ID# –

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(IF DIFFERENT FROM REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER – –

PLEASE NOTE: Grubb & Ellis Healthcare REIT II, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

Grubb & Ellis Healthcare REIT II, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Healthcare REIT II, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Healthcare REIT II, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

SIGNATURE OF JOINT INVESTOR DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

NOTE: Direct Deposit is not available for investments made through IRAs or qualified accounts.

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348 ext. 52411

GRUBB & ELLIS. Healthcare REIT II

OPTIONAL

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Grubb & Ellis Healthcare REIT II, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
- A minor may not be named as a beneficiary.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Grubb & Ellis Healthcare REIT II, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of Louisiana or Texas. Residents of Alabama who are designated as beneficiaries pursuant to this T.O.D. form must have, excluding the value of such beneficiary's home, furnishings and automobiles, either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000; in addition, an Alabama resident's investment in shares of Grubb & Ellis Healthcare REIT II, Inc. common stock pursuant to this offering and in other similar programs cannot exceed 10.0% of that investor's liquid net worth. Residents of Tennessee who are designated as beneficiaries pursuant to this T.O.D. form must have, excluding the value of such beneficiary's home, furnishings and automobiles, either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER ON DEATH DESIGNATION

I (we) authorize Grubb & Ellis Healthcare REIT II, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

PRIMARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___%

SECONDARY BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___%

THIRD BENEFICIARY

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___%

SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Healthcare REIT II, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Healthcare REIT II, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Healthcare REIT II, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Healthcare REIT II, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Healthcare REIT II, Inc.

X ______________________ SIGNATURE OF INVESTOR **(required)** ________ DATE

X ______________________ SIGNATURE OF JOINT INVESTOR **(if applicable)** ________ DATE

PAGE 1 OF 1

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348 ext. 52411

GRUBB & ELLIS. Healthcare REIT II

OPTIONAL

ELECTRONIC DELIVERY

Instead of receiving paper copies of the Company's prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, investors may elect to receive electronic delivery of stockholder communications from the Company. If you would like to consent to electronic delivery, including delivery by CD-ROM or electronic mail, please sign and return this election with the Subscription Agreement/Signature Page. Electronic delivery is not available to residents of Nebraska.

By signing below, I (we) acknowledge and agree that I (we) will not receive paper copies of any stockholder communications unless (i) I (we) notify the Company that I am (we are) revoking this election with respect to all stockholder communications or (ii) I (we) specifically request that the Company send a paper copy of a particular stockholder communication to me (us). The Company has advised me (us) that I (we) have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I (we) also understand that I (we) have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I (we) understand that I (we) may incur certain costs associated with spending time on the internet ("on-line") and downloading and printing stockholder communications and I (we) may be required to download certain software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my (our) timely receipt of or access to stockholder communications.

X		
SIGNATURE OF INVESTOR	DATE	E-MAIL
X		
SIGNATURE OF JOINT INVESTOR **(IF APPLICABLE)**	DATE	E-MAIL
X		
AUTHORIZED SIGNATURE **(CUSTODIAN OR TRUSTEE)**	DATE	E-MAIL

PAGE 1 OF 1

GRUBB & ELLIS.
Healthcare REIT II

OPTIONAL
ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Grubb & Ellis Healthcare REIT II, Inc. (the "Company"), who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a subscription agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Grubb & Ellis Healthcare REIT II, Inc. subscription agreement.

A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ______ (Minimum $100) Existing Grubb & Ellis Healthcare REIT II, Inc. Program Book Number ______

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

☐ REGISTERED REPRESENTATIVE (Reduced Commission Purchase)

☐ RIA (check only if subscription is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the stockholder includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA)

B – INVESTOR INFORMATION (or Trustees if applicable)

CUSTODIAL OWNERSHIP (make check payable to custodian listed and send ALL paperwork directly to the custodian)

NON-CUSTODIAL OWNERSHIP (make check payable to: "Grubb & Ellis Healthcare REIT II, Inc.," provided, however, that residents of Ohio and Tennessee should make their checks payable to: "CommerceWest Bank, N.A., Agent for Grubb & Ellis Healthcare REIT II, Inc." until the minimum offering is reached in their respective state)

1. Stockholder Name ☐ Mr. ☐ Mrs. ☐ Ms.

______

Social Security or Taxpayer ID# ______

Date of Birth ______

Mailing Address ______

City ______ State ______ Zip ______

Street Address (if different from mailing address or mailing address is a PO Box) ______

Phone ______ Business Phone ______

Email Address ______

City ______ State ______ Zip ______

C – INVESTOR(S) SIGNATURES: Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed, and submitted subscription agreement. **Each investor must separately sign and initial each representation made in this subscription agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS **(A)** All investors acknowledge receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** If I am a (we are) resident(s) of Alabama, this investment and investments in other similar programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of California, Iowa, Kentucky, Michigan or Tennessee, this investment does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Ohio or Oregon, this investment and investments in affiliated programs do not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of Kansas or Massachusetts, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division that I (we) should limit my (our) aggregate investment in the Company and other similar investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth which consists of cash, cash equivalents and readily marketable securities.

INITIALS INITIALS **(D)** I (we) will not be admitted as a stockholder until my (our) investment has been accepted. Depositing of my (our) check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing a subscription agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and depositing of funds.

INITIALS INITIALS **(E)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Healthcare REIT II, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this subscription agreement.

INITIALS INITIALS **(G)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(H)** I (we) acknowledge that if the investor name or registration used in this subscription agreement does not correspond exactly to the Payor printed on the check, the Company may request documents or other evidence as it may reasonably require to correlate the Registration to the Payor on the check.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X ______
SIGNATURE OF INVESTOR

______
DATE **(REQUIRED)**

X ______
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X ______
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN

(GRUBB & ELLIS HEALTHCARE REIT II, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH OR QUALIFIED PLAN CUSTODIANS)

(PLEASE COMPLETE PAGE TWO)

PAGE 1 OF 2

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)**

PROGRAM BOOK NUMBER

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Investor Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P. O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – FAX PHONE# – –

X

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** DATE

REGISTERED REPRESENTATIVE/RIA INFORMATION

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P. O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – FAX# – –

STATE IN WHICH SALE WAS MADE

E-MAIL ADDRESS

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** DATE

PAGE 2 OF 2

Questions regarding your account should be directed to the Investor Services Department at

877.888.7348 ext. 52411

Mail To: Grubb & Ellis Healthcare REIT II, Inc.
4 Hutton Centre Drive, Suite 700
Santa Ana, CA 92707